ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          LEGG MASON INCOME TRUST, INC.


         FIRST: The Board of Directors ("Board") of Legg Mason Income Trust, Inc., a Maryland corporation ("Corporation") organized on April 28, 1987, has, by action on August 6, 1999, changed the name of the class of shares heretofore known as "Legg Mason High Yield Portfolio, Class A shares" to "Legg Mason High Yield Portfolio, Primary Class shares"; changed the name of the class of shares heretofore known as "Legg Mason High Yield Portfolio, Class Y shares" to "Legg Mason High Yield Portfolio, Navigator Class shares"; changed the name of the class of shares heretofore known as "Legg Mason U.S. Government Intermediate-Term Portfolio, Class A shares" to "Legg Mason U.S. Government
Intermediate-Term Portfolio, Primary Class shares"; changed the name of the class of shares heretofore known as "Legg Mason U.S. Government Intermediate-Term Portfolio, Class Y shares" to "Legg Mason U.S. Government
Intermediate-Term Portfolio, Navigator Class shares"; changed the name of the class of shares heretofore known as "Legg Mason Investment Grade Income Portfolio, Class A shares" to "Legg Mason Investment Grade Income Portfolio, Primary Class shares"; and changed the name of the class of shares heretofore known as "Legg Mason Investment Grade Income Portfolio, Class Y shares" to "Legg Mason Investment Grade Income Portfolio, Navigator Class shares". In all other respects, the shares of Legg Mason High Yield Portfolio, Legg Mason U.S. Government Intermediate-Term Portfolio and Legg Mason Investment Grade Income Portfolio, and their attendant rights and privileges, remain unchanged.

         SECOND: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

         THIRD: The Amendments contained herein were approved by a majority of the entire Board of Directors of the Corporation. The changes in name made herein are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders of the Corporation.

         IN WITNESS WHEREOF, the undersigned Vice President of Legg Mason Income Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation, and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: September 14, 1999                   LEGG MASON INCOME TRUST, INC.


                                            By: /s/ Marie K. Karpinski
                                                -------------------------------
                                                Marie K. Karpinski
                                                Vice President

Attest: /s/ Brian M. Eakes
        --------------------------
        Secretary

Baltimore, Maryland (ss)

Subscribed and sworn to before me this 14th day of September, 1999.


/s/ Laura V. Atwater
----------------------------------
Notary Public



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